UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2004

Commission file number 1-11625

Pentair, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Pentair, Inc. (“Pentair”) is soliciting shareholder approval of the Pentair, Inc. Compensation Plan for Non-Employee Directors (the “Outside Directors Plan”), the Pentair, Inc. Employee Stock Purchase and Bonus Plan (the “ESPP”) and the Pentair, Inc. International Stock Purchase and Bonus Plan (the “ISPP,” and together with the Outside Directors Plan and the ESPP, the “Plans”) at Pentair’s annual meeting of shareholders scheduled to be held on April 30, 2004 (the “Annual Meeting”) pursuant to a proxy statement filed with the Securities and Exchange Commission on March 19, 2004. Pentair has agreed that, after approval of such Plans at the Annual Meeting, it will not purchase on the open market shares of Pentair common stock in excess of 250,000 under the Outside Directors Plan, 1,000,000 under the ESPP and 250,000 under the ISPP without first obtaining further approval from Pentair shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 23, 2004.

PENTAIR, INC.
Registrant

By	/s/ David D. Harrison
David D. Harrison Executive Vice President and Chief Financial Officer (Chief Accounting Officer)